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                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY
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                         REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT is made as of September 20, 1996 by and among Balanced Care Corporation, a Delaware corporation (the "Company"), the investors listed in Schedule 1.1 to that certain Series B Stock Purchase Agreement (the "Purchase Agreement") between such investors and the Company dated the date hereof (including any Additional Investor (as defined therein) and who executes a counterpart to this Agreement) (each an "Investor" and, collectively the "Investors"), the holder of Convertible Series A Preferred Stock, $.001 par value, of the Company (the "Series A Holder") and certain holders of shares, or rights to purchase shares, of Common Stock, $.001 par value, of the Company (the "Common Stockholders"), each as set forth in the signature pages hereto.

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" shall mean any person controlled by, controlling or under common control with any other person.

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Shares" shall mean (i) the aggregate 3,100,000 shares of Common Stock held by the Common Stockholders other than the Series A Holder;
(ii) the aggregate 528,444 shares of Common Stock held by, or issuable upon the exercise of certain capital stock purchase warrants of the Company held by, the Series A Holder (subject to adjustment pursuant to the terms of such warrants);
(iii) the Series A Conversion Shares; and (iv) in the event that Meditrust Mortgage Investments, Inc. ("Meditrust") is an Investor, up to 1,006,490 shares of Common Stock issuable to Meditrust upon the exercise of capital stock purchase warrants outstanding on the date hereof or to be issued hereafter by the Company (subject to adjustment pursuant to the terms of such warrants), plus any additional shares of Common Stock issued in respect of the above shares, excluding Common Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement or (b) publicly sold pursuant to Rule 144 under the Securities Act.

                  "Common Stock" shall mean the Common Stock, $.001 par value, of the Company, as constituted as of the date of this Agreement.

                  "Conversion Shares" shall mean shares of Common Stock issued upon conversion of the Preferred Shares.

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                  "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Preferred Shares" shall mean the shares of Series B Convertible Preferred Stock, par value $.001, of the Company, issued pursuant to the Purchase Agreement (whether as Purchased Shares or Option Shares (as such terms are defined in the Purchase Agreement)).

                  "Registration Expenses" shall mean the expenses so described in Section 8.

                  "Restricted Stock" shall mean the issued or issuable Conversion Shares, excluding Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Series A Conversion Shares" shall mean shares of Common Stock issued or issuable on conversion of the 1,150,958 shares of Series A Stock outstanding on the date hereof, excluding Series A Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement or (b) publicly sold pursuant to Rule 144 under the Securities Act.

                  "Series A Stock" shall mean the Convertible Series A Preferred Stock, $.001 par value, of the Company.

                  "Series B Stock" shall mean the Series B Convertible Preferred Stock, $.001 par value, of the Company.

                  "Selling Expenses" shall mean the expenses so described in
Section 8.

         2. Restrictive Legend. Each certificate representing Preferred Shares, Conversion Shares, Series A Conversion Shares or Common Shares shall, except as otherwise provided in this Section 2 or in Section 3 be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

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A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

         3. Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Shares, Conversion Shares, Series A Stock or Common Shares (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such STOCK shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners of or to an Affiliate of the transferor. Each certificate for Preferred Shares, Conversion Shares, Series A Stock or Common Shares transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

         4.       Required Registration.

                  (a) At any time after the earliest of (i) six months after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, (ii) six months after the Company shall have become a reporting company under Section 12 of the Exchange Act, and (iii) the third anniversary of the date of this Agreement, the holders of Restricted Stock constituting at least 40% of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such shares of Restricted Stock shall be at least $5,000,000. The only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, provided, however, that, in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 120 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to


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Sections 5 or 6 and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested.

                  (b) Following receipt of any notice under this Section 4, the Company shall (in addition to any other notices required to be made by the Company hereunder or otherwise) immediately notify all holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on two occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering at least 80% of the shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                  (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, and shares of Common Stock to be sold for other securityholders of the Company (including Common Shares) except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold, provided that if, after all shares of Common Stock to be sold by the Company and by security holders of the Company other than (i) the holders of Restricted Stock and (ii) the holders of Common Shares have been excluded from the registration statement, an additional reduction of the number of shares is required by the managing underwriter, 80% of such reduction shall be made out of the Common Shares and 20% of such reduction shall be made out of the Restricted Stock requested to be included in such offering. Any reductions in shares of Restricted Stock or Common Shares shall be made pro rata among the holders of Restricted Stock and/or Common Shares requesting registration hereunder, as the case may be, based upon such holder's percentage of the total number of shares of Restricted Stock or Common Shares (as the case may be) held by all requesting holders. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration as determined pursuant to Section 7(b) hereof.

         5. Incidental Registration. If the Company at any time (other than pursuant to Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with


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respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock and Common Shares of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock and Common Shares, the Company will use its best efforts to cause the Restricted Stock and Common Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock and/or Common Shares so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock and/or Common Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, with 80% of such reduction to be made out of the Common Shares and 20% to be made out of the shares of Restricted Stock to be included in such offering, provided that no such reductions shall be made if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock and/or Common Shares. Any reductions in shares of Restricted Stock or Common Shares shall be made pro rata among the holders of Restricted Stock and/or Common Shares requesting registration hereunder, as the case may be, based upon such holder's percentage of the total number of shares of Restricted Stock or Common Shares (as the case may be) held by all requesting holders. In the event that Meditrust is not an Investor under the Purchase Agreement, and there is proposed a reduction in the shares of Restricted Stock or Common Shares to be made in order for Meditrust to include shares of capital stock in a registration statement hereunder pursuant to other contractual registration rights of Meditrust, such reduction shall be made entirely out of the Common Shares held by the Common Stockholders other than the Series A Holder on a pro rata basis or as otherwise agreed among such Common Stockholders. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock or Common Shares.

         6. Registration on Form S-3. If at any time (i) a holder or holders of Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 6, and provided, further, however, that the requirements contained in

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the first sentence of Section 4(a) shall not apply to any registration on Form
S-3 which may be requested and obtained under this Section 6.

         7. Registration Procedures. (a) If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock and/or Common Shares under the Securities Act, the Company will, as expeditiously as possible:

                  (i) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock and/or Common Shares covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (iii) furnish to each seller of Restricted Stock and/or Common Shares, as the case may be, and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of such Restricted Stock and/or Common Shares covered by such registration statement;

                  (iv) use its best efforts to register or qualify the Restricted Stock and/or Common Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock and/or Common Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (v) use its best efforts to list the Restricted Stock and/or Common Shares covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (vi) immediately notify each seller of Restricted Stock and/or Common Shares, as the case may be, and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or


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omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (vii) if the offering is underwritten and at the request of any seller of Restricted Stock and/or Common Shares, as the case may be, use its best efforts to furnish on the date that Restricted Stock and/or Common Shares, as the case may be, is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

                  (viii) make available for inspection by each seller of Restricted Stock and/or Common Shares, as the case may be, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         (b) For purposes of Section 7(a)(i) and (ii) and of Section 6, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock and/or Common Shares, as the case may be, in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

         (c) In connection with each registration hereunder, the sellers of Restricted Stock and/or Common Shares, as the case may be, will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

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         (d) In connection with each registration pursuant to Sections 4, 5 or
6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         (e) Each holder of Restricted Stock and Common Shares agrees that, at any time when a prospectus relating to the sale of Restricted Stock and/or Common Shares is required to be delivered by such holder under the Securities Act, upon receipt of written notice from the Company of the occurrence of any event described in Section 7(a)(vi) hereof (the "Notice"), such holder shall forthwith discontinue disposition of such Restricted Stock and/or Common Shares until such holder has received (at the Company's expense) copies of a supplemented or amended prospectus, or until such holder is advised in writing (the "Advice") by the Company that use of the prospectus may be resumed. Each such holder shall, at the Company's request and expense, return to the Company all copies then in the holder's possession (other than permanent file copies) of the prospectus covering such Restricted Stock and/or Common Shares current at the time of receipt of the Notice. In the event that the Company shall give any such Notice, the period of distribution with respect to the registration statement (as determined pursuant to this Section 7) shall be extended by the number of days during the period from and including the date of the Notice and including the date on which each holder of Restricted Stock and/or Common Shares being sold pursuant to the prospectus shall have received either (a) the number of copies of the supplemented or amended prospectus as is reasonably requested by the holder or (b) the Advice.

         8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

                  The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 or 6. All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

         9.       Indemnification and Contribution.

                  (a) In the event of a registration of any of the Restricted Stock and/or Common Shares, as the case may be, under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify and hold harmless each seller of such securities thereunder, each underwriter of such securities thereunder and each other person, if any, who controls such seller

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or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Restricted Stock and/or Common Shares, as the case may be, under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock and/or Common Shares were registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the pro-rata portion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any


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event to exceed the proceeds received by such seller from the sale of Restricted
Stock and/or Common Shares, as the case may be, covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock and/or Common Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         10. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock, Series A Stock or Series B Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock, Series A Stock or Series B Stock as so changed.

         11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock and Common Shares to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each holder of Restricted Stock and Common Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock and Common Shares without registration.

         12       Representations and Warranties of the Company.  The Company
represents and warrants as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         13.      Miscellaneous.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, however, that registration rights conferred herein shall only inure to the benefit of a transferee of Restricted Stock or Common Shares if (i) there is transferred to such transferee at least 20% of
(x) the total shares of Restricted Stock originally issued pursuant to the Purchase Agreement to the direct or indirect transferor of such transferee, in the case of Restricted Stock, and (y) of the total number of the Common Shares, in the case of a holder of Common Shares, or (ii) such transferee is a partner, shareholder or Affiliate of a party hereto.

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

                  if to the Company or any Investor, at the address of such party set forth in the Purchase Agreement;

                  if to the Series A Holder or any Common Stockholder, at the address of such party set forth in the signature pages hereto;

                  if to any subsequent holder of Preferred Shares, Restricted Stock or Common Shares, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock or Common Shares) or to the holders of Restricted Stock or Common Shares (in the case of the Company) in accordance with the provisions of this paragraph.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written of the Company and the holders of a majority of the outstanding shares of Restricted Stock and, with respect to Sections 5, 7, 8, 9 and 13, holders of a majority of the aggregate number of outstanding Common Shares.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) The obligations of the Company to register securities under Sections 4, 5 or 6 shall terminate on the fifteenth anniversary of the date of this Agreement.

                  (g) If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Restricted Stock and Common Shares who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock, Common Shares or other shares of Common Stock being registered in such offering), without the consent of such underwriters, within the fifteen (15) days prior to and for a period of not more than 180 days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, all persons holding in excess of 1% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 13(g).

                  (h) Notwithstanding the provisions of Section 7(a)(i), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 18-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

                  (i) The Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

                  (j) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  (k) In the event that Meditrust is an Investor, by its execution of a counterpart signature page to this Agreement, Meditrust hereby agrees that all registration rights held by it on the date of execution shall be terminated and superseded by its registration rights as described hereunder. In the event that Meditrust is an Investor, Meditrust further agrees to execute any other documents and take all necessary actions reasonably requested by the Company in connection with the termination of such rights.

                     [Signature pages follow immediately.]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                    COMPANY:

                                    BALANCED CARE CORPORATION

                                    By: /s/ William T. McCarthy
                                        ---------------------------------
                                        Name: William T. McCarthy
                                        Title: Vice President


                                    INVESTORS:

                                    OMEGA VENTURES II, L.P.
                                    By: Omega Ventures II Management, L.L.C.
                                        Its General Partner

                                        By: /s/ Michael J. Stark
                                           ------------------------------
                                           Authorized Signatory


                                    OMEGA VENTURES II CAYMAN, L.P.
                                    By: Omega Ventures II Management, L.L.C.
                                        Its Administrative General Partner

                                        By: /s/ Michael J. Stark
                                           ------------------------------
                                            Authorized Signatory


                                    CROSSOVER FUND II, L.P.
                                    By: Crossover Investment Management, L.L.C.
                                        Its General Partner

                                        By: /s/ Michael J. Stark
                                           -------------------------------
                                           Authorized Signatory


                                    CROSSOVER FUND IIA, L.P.
                                    By: Crossover Investment Management, L.L.C.
                                        Its General Partner

                                        By: /s/ Michael J. Stark
                                          -------------------------------
                                          Authorized Signatory

                                       BAYVIEW INVESTORS, LTD.

                                       By:  Robertson, Stephens & Company
                                            Private Equity Group, L.L.C.,
                                            Its General Partners

                                            By: /s/ Michael J. Stark
                                               ---------------------------
                                               Its Authorized Signatory


                                       DAVID L. GOLDSMITH AND DIANE
                                       D. GOLDSMITH, TRUSTEES, GOLDSMITH
                                       FAMILY TRUST 3/29/85

                                       By: /s/ David L. Goldsmith
                                          --------------------------------
                                          David L. Goldsmith, Trustee

                                       By: /s/ Diane D. Goldsmith
                                          --------------------------------
                                          Diane D. Goldsmith, Trustee


                                       BOSTON SAFE DEPOSIT AND TRUST
                                       COMPANY AS TRUSTEE FOR U S WEST
                                       PENSION TRUST

                                       By: /s/ David C. Cummings
                                          --------------------------------
                                          Name: David C. Cummings
                                          Title: Trust Officer


                                       BOSTON SAFE DEPOSIT AND TRUST
                                       COMPANY'S TRUSTEE FOR U S WEST
                                       BENEFIT ASSURANCE TRUST

                                       By: /s/ David C. Cummings
                                          --------------------------------
                                          Name: David C. Cummings
                                          Title:  Trust Officer

                                       BAYVIEW INVESTORS, LTD.
                                       By:  Robertson, Stephens & Company
                                            Private Equity Group, L.L.C,
                                            Its General Partner

                                            By: /s/  Michael J. Stark
                                               ---------------------------
                                               Its Authorized Signatory


                                       DAVID L. GOLDSMITH AND DIANE
                                       D. GOLDSMITH, TRUSTEES, GOLDSMITH
                                       FAMILY TRUST 3/29/85

                                       By: /s/  David L. Goldsmith
                                           -------------------------------
                                           David L. Goldsmith, Trustee

                                       By: /s/  Diane D. Goldsmith
                                           -------------------------------
                                           Diane D. Goldsmith, Trustee


                                       BOSTON SAFE DEPOSIT AND TRUST
                                       COMPANY AS TRUSTEE FOR U S WEST
                                       PENSION TRUST

                                       By: /s/ David C. Cummings
                                          --------------------------------
                                          Name:  David C. Cummings
                                          Title:  Trust Officer


                                       BOSTON SAFE DEPOSIT AND TRUST
                                       COMPANY S TRUSTEE FOR U S WEST
                                       BENEFIT ASSURANCE TRUST

                                       By: /s/ David C. Cummings
                                          --------------------------------
                                          Name:  David C. Cummings
                                          Title:  Trust Officer

                                       HCO PARTNERS IV-BCC

                                       By: /s/  F. David Carr
                                           -------------------------------
                                             F. David Carr
                                             Managing Partner


                                       JULIET CHALLENGER, INC.

                                       By: /s/  Darlene Clarke
                                          --------------------------------
                                          Name:  Darlene Clarke
                                          Title: Vice President


                                       HENRY L. HILLMAN, ELSIE HILLIARD
                                       HILLMAN AND C.G. GREFENSTETTE,
                                       TRUSTEES OF THE HENRY L. HILLMAN
                                       TRUST U/A DATED NOVEMBER 18, 1985


                                       By: /s/ C.G. Grefenstette
                                          --------------------------------
                                          Trustee


                                       THOMAS G. BIGLEY AND
                                       C.G. GREFENSTETTE, TRUSTEES UNDER
                                       AGREEMENT OF TRUST DATED 12/30/76 FOR
                                       THE CHILDREN OF JULIET LEA HILLMAN
                                       SIMONDS

                                       By: /s/  T.G. Bigley
                                          --------------------------------
                                          Trustee


                                       By: /s/  C.G. Grefenstette
                                          --------------------------------
                                          Trustee

                                       DBH SEC IV, L.P.


                                       By: /s/  Howard B. Hillman
                                           -------------------------------
                                           Name:  Howard B. Hillman
                                           Title: Managing General Partner


                                       SERIES A HOLDER AND COMMON
                                       STOCKHOLDER:

                                       /s/ John Brennan
                                           _______________________________
                                       John Brennan
                                       Address:___________________________
                                               ___________________________
                                               ___________________________


                                       COMMON STOCKHOLDERS:

                                       /s/ Brad E. Hollinger
                                           ______________________________
                                       Brad E. Hollinger
                                       Address:___________________________
                                               ___________________________
                                               ___________________________


                                       /s/ Robert Sutton
                                           _______________________________
                                       Robert Sutton
                                       Address:___________________________
                                               ___________________________
                                               ___________________________


                                       /s/ Brian Barth
                                           _______________________________
                                       Brian Barth
                                       Address:___________________________
                                               ___________________________
                                               ___________________________


                                       K.D INVESTMENT

                                        By: /s/ David Barber
                                           -------------------------------
                                           Name:  David Barber
                                           Title:  Managing Partner
                                           Address: 111 Brindle Road
                                           Mechanicsburg, PA 17055


                                        SAE PARTNERS

                                        By: /s/ F. David Carr
                                           -------------------------------
                                           Name:  F. David Carr
                                           Title:  Managing Director
                                           Address:  585 Edgewood Road
                                           San Marco, CA 94402

         Counterpart Signature Page to that certain Registration Rights Agreement dated as of September 20, 1996 by and among Balanced Care Corporation, the Investors (as defined therein), the Series A Holder (as defined therein) and the Common Stockholders (as defined therein).

         **

                                      MEDITRUST MORTGAGE INVESTMENTS, INC.


                                      By: /s/ Michael S. Benjamin
                                          -------------------------------------
                                          Name: Michael S. Benjamin, Esq.
                                          Title: Senior Vice President

         **The Declaration of Trust establishing Meditrust, the sole shareholder of Meditrust Mortgage Investments, Inc. dated August 6, 1985, as amended (the "Declaration of Trust"), a copy of which, together with all amendments thereto, is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the Trustees under the Declaration of Trust collectively as Trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or any of its subsidiaries shall be held to any personal liability, jointly or severally, for any obligation of, or claim against Meditrust or any of its subsidiaries. All persons dealing with Meditrust or any of its subsidiaries, including without limitation Meditrust Mortgage Investments, Inc., in any way, shall look only to the respective assets of Meditrust or any of its subsidiaries, including without limitation, Meditrust Mortgage Investments, Inc., for the payment of any sum or the performance of any obligations. All parties hereto specifically acknowledge and agree that Meditrust is neither a party to this agreement nor shall Meditrust assume or have any liability hereunder of any kind or nature whatsoever.